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                                                                    EXHIBIT 15.1
August 7, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has included our report dated August 7, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Report on Form 10-Q for the quarter ended June 30, 1998 which is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-57077, 33-57081, 33-57083, 33-64553, 333-10389, 333-17891,
333-36339, and 333-50541) and the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-62787 and 333-56645). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/  PRICEWATERHOUSECOOPERS LLP